Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242

For office use only

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

Please include a typed
self-addressed envelope

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION

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No shares have been issued or Directors Elected - Action by Incorporators

No shares have been issued but Directors Elected - Action by Directors

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AMENDMENTS TO THE ARTICLES OF INCORPORATION OF NORTH AMERICAN RESORTS, INC.

Articles are amended to read as follows:

A. [illegible]
B. [illegible]
C. [illegible]
D. [illegible]
E. [illegible]

ARTICLE [illegible]

MEETINGS OF SHAREHOLDERS

1. Regular Meetings. [illegible]

2. Special Meetings. [illegible]

2.3 [illegible]

2.4 [illegible]

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[illegible]

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(f) Action without Meeting. Any action [illegible] Directors [illegible] by the number of Directors that would be required [illegible] at a meeting [illegible] Any action [illegible] taken at a Board meeting may be taken by written action [illegible] Any such written action is effective when signed by the required number of Directors [illegible] provided in the written action. [illegible]

ARTICLE III

OFFICERS

3.1 [illegible] Officers [illegible] such other officers as it may deem necessary [illegible] Treasurer, Secretary [illegible] Officers [illegible]

ARTICLE IV

4.1 Subject to the [illegible] Bylaws as provided [illegible] amended [illegible] by the Board of Directors [illegible]